Exhibit (j)(3)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 196 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 28, 2013

Appendix A

Report Date

Fund

November 15, 2012

Eaton Vance Atlanta Capital SMID-Cap Fund

November 16, 2012

Eaton Vance Atlanta Capital Focused Growth Fund

November 16, 2012

Eaton Vance Atlanta Capital Select Equity Fund*

* For the period ended September 30, 2012